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                                                                    EXHIBIT 10.7

                    EARTH STATION SERVICE AGREEMENT (PRIVATE)

     THIS IS AN AGREEMENT, dated January 8, 1997, between GE AMERICAN COMMUNICATIONS, INC., ("GE Americom"), with offices located in Princeton, New Jersey, and GLOBAL SHOPPING NETWORK, INC. ("Customer"), with offices located in New York, New York.

The parties agree with each other as follows:

Article 1. Scope
----------------

GE Americom agrees to provide to Customer (i) redundant analog video microwave service ("Microwave Service") from GE Americom's microwave site at 60 Broad Street, New York City to GE Americom's Vernon Valley, New Jersey earth station and (ii) redundant video uplink service ("Uplink Service") from the Vernon Valley earth station no later than 2/28/97 to GE Americom's C-4 satellite (such services hereinafter collectively referred to as "the Services"). The Services shall meet the performance specifications described in Attachment A.

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Article 2. Term
---------------

A. The term of this Agreement shall begin on January 11, 1997 (the "Commencement Date") and continue on a non-cancelable basis until January 11, 2000 with an option to renew, which option must be exercised by Customer upon 90 days written notice, for an additional term of two years from January 11, 2000 to January 11, 2002.

B. Expiration of the term shall not terminate any pre-existing obligation of either party.

Article 3. Price and Payment
----------------------------

A. During the term, Customer shall pay to GE Americom monthly recurring service charges of (i) One Thousand Five Hundred Dollars ($1,500.00) for the Microwave Service and (ii) Nine Thousand Five Hundred Dollars ($9,500.00) for the Uplink Service, for a total monthly recurring service charge of Eleven Thousand Dollars ($11,000.00) for the initial term from January 11, 1997 to January 11, 2000 and a monthly recurring service charge of $13,000 for the renewal term from January 11, 2000 to January 11, 2002. The service charge for the first month of the term shall be paid to GE Americom on January 22, 1997.
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B.   Payment shall be made by Customer to GE Americom by:

     (i) wire transfer to the following:
          Deposit to GECC/Americom Account # 50-232-328
               c/o Bankers Trust Company
               One Bankers Trust Plaza
               New York, NY 10006
               ABA No. 021-001-033; or

     (ii) company or bank check of immediately available funds to the following:
               GE American Communications, Inc.
               P.O. Box 18202
               Newark, New Jersey 07191

C. Except for the first month of the term, GE Americom will send monthly bills to Customer thirty (30) days prior to the due date for payment of the monthly recurring charges, which shall be the first day of every month in which the Services are provided. GE Americom will assess a late payment charge of one and one-half percent (1.5%) per month compounded monthly, on payments not received by the due date. For the purposes of determining the rate for service not covering a full month, the rate shall be calculated at a daily rate of one-thirtieth (1/30) of the monthly rate. GE Americom's failure to bill or delay in billing Customer for any charge due under this Agreement shall not relieve Customer of its
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obligation to pay the same on a timely basis. GE Americom may suspend provision of the Services upon two business days' notice if Customer fails to pay any sums due GE Americom.

D. All charges are exclusive of taxes, duties and user fees. Customers shall pay directly for all taxes, duties and user fees, including any privilege or excise taxes based on gross revenue pertaining to the Services and allocable to the Services or shall reimburse GE Americom for same if GE Americom pays such taxes, duties or user fees; provided, that, Customer shall not be responsible for payment of any taxes based on the net income of GE Americom.

Article 4. Indemnification
--------------------------

A. During any period Customer or any third party authorized or permitted by Customer, including without limitation, Customer's successors, subcontractors or transferees ("Customer's Designees") transmits material using the Services, Customer shall indemnify end hold GE Americom and its affiliates, their respective officers, directors, employees and agents harmless from and against all loss, liability, damage, claims and expense, including but not limited to reasonable attorneys' fees and
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disbursements, arising from or related to: (a) claims for libel, slander, infringement of copyright or other intellectual property rights arising from the communications transmitted by Customer or Customer's Designees; and (b) any other claim arising from any use of the Services and not based on the content of the communications transmitted using the Services.

B. Any party obligated Lo provide indemnification pursuant to this Article 4 (the "indemnitor") shall promptly defend any claims against the party entitled to indemnification from the indemnitor pursuant to this Article 4 (the "indemnitee"), any affiliated company of the indemnitee or any of their respective directors, officers agents or employees (together with the indemnitee, the "indemnified group"), with counsel of the indemnitor's choosing at its own cost and expense. The indemnitee shall cooperate with, and assist as reasonably requested by, the indemnitor in the defense of any such claim, including the settlement thereof on a basis stipulated by the indemnitor (with the indemnitor being responsible for all costs and expenses of defending such claim or making such settlement); provided, however, that (i) the indemnitor shall not, without the
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indemnitee's consent, settle or compromise any claim or consent to any entry of judgment which does not include the giving by the claimant or the plaintiff to each member of the indemnified group of an unconditional release from all liability with respect to such claim, (ii) the indemnitee shall be entitled to participate at its sole expense in support of the indemnitor's action in the defense of any such claim and to employ counsel at the indemnitee's own expense to assist in the handling of such claim, and (iii) the indemnitee shall have the right to pay, settle or compromise any such claim as to itself, provided that in such event the indemnitor shall be relieved of any liability or obligation which would otherwise then or thereafter have existed or arisen under this Article in respect of such claim.

Article 5. No Warranty; Limitation of Liability
-----------------------------------------------

     No warranties, expressed, implied, or statutory, including any warranty of merchantability or fitness for a particular purpose, apply to the Services or the equipment and facilities used to provide the Services. As a material condition of receiving the Services and/or equipment at the price specified herein, and with regard to any cause arising out of or relating to this Agreement, including but not limited to claims or negligence, breach of
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contract or warranty, failure of a remedy to accomplish its essential purpose or otherwise, Customer agrees that GE Americom's entire liability for damages or losses arising out of mistakes, omissions, interruptions, delays, or defects of any kind with respect to its performance of this Agreement, regardless of whether occasioned by GE Americom's negligence, shall be limited to a refund or waiver of the applicable charges for service for any period during which the Services are not provided. GE Americom and its suppliers and subcontractors shall not be liable in connection with this Agreement for any indirect, incidental, consequential, special, punitive or other similar damages (whether in contract, tort, strict liability or under any other theory of liability) including but not limited to cost of substitute services or facilities, loss of actual or anticipated revenues or profits, loss of business, customers or good will, or damages and expenses arising out of third party claims. The foregoing exclusion shall apply even if GE Americom has been advised of the possibility of such damages.

Article 6. Termination
----------------------

A. Either Party may terminate this Agreement within 30 days after it acquires actual knowledge of an event described below
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and upon thirty (30) days prior written notice to the other Party:

        1. If the FCC revokes or suspends any authorization, approval, license or permit required to provide the Services to Customer on the terms and conditions contained in this Agreement, and GE Americom is unable to obtain relief from the FCC's action enabling performance of GE Americom's obligations hereunder within ninety (90) days of the FCC action becoming administratively final and not subject to further FCC review. In the event of a termination of this Agreement pursuant to this Paragraph, GE Americom agrees to expend reasonable efforts in assisting Customer in obtaining alternate services in lieu of the Services provided hereunder

        2. The other Party is unable to perform its obligations as a result of its becoming insolvent or the subject of insolvencey proceedings, including, without limitation, if the other Party shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the other Party for the benefit of creditors, or if a receiver, conservator, trustee in bankruptcy or other similar officers shall be appointed to take charge of all or any substantial part of the other Party's property by a court of competent jurisdiction, or if a petition shall be filed for the
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reorganization of the other Party under any provisions of the Bankruptcy Code now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if the other Party shall file a petition for such reorganization or for an arrangement under any provisions of the Bankruptcy code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

B. GE Americom may terminate this Agreement within thirty (30) days after it acquires actual knowledge of the event listed below and upon ten (10) days prior written notice if:

          The Customer defaults in making a required payment and does not cure such default within ten (10) business days of the due date for such payment.

C. If GE Americom terminates for reasons set forth in Paragraph A.2. or Paragraph B above or if Customer terminates for reasons other than as set forth in Paragraph A above, the Customer is obligated to pay the net present value of the remaining unpaid monthly service charges payable hereunder through the Projected Termination Date, using a discount rate of five percent (5%) per annum, plus any late charges on such amount from the date of termination until payment in full. If GE Americom uses the
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uplink antenna used to provide the Services to Customer hereunder to provide service to a third party prior to the Projected Termination Date, GE Americom will pay to Customer eighty-five percent (85%) of the gross proceeds received by GE Americom from such third party up to the amount collected from Customer pursuant to this Paragraph. GE Americom shall not be required to obtain any particular customer for use of such uplink antenna or to set any particular minimum price for such use.

D. Termination of this Agreement will not relieve either party from fulfilling any outstanding financial obligation to the other party under this Agreement.

Article 7. Notices
------------------

        All notices regarding technical or operational matters requiring immediate attention should be given by telephone followed by written notification. All other notices and requests, by one Party to the other shall be in writing duly delivered to the addresses set forth below or to such other address as the Party may designate.

     If to be given to GE Americom:

     GE American Communications, Inc.
     Four Research Way
     Princeton, NJ 08540-6684
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     Attn.: Manager, Customer Contracts
     Fax No. (609) 987-4440
     Phone (609) 987-4325

     with a copy to the attention of:

     Director, Satellite Services
     GE American Communications, Inc.
     Four Research Way
     Princeton, New Jersey 08540-6684
     Fax No. (609) 987-4517
     Phone (609) 987-4151

     If to be given to Customer:

     Global Shopping Network, Inc.
     1740 Broadway. 17th Floor
     New York, New York 10019
     Attention: Reggina Jabbour
     Fax No. (212) 246-4463
     Phone (212) 246-9000

Article 8. Assignment
---------------------

     Customer shall not assign or transfer its right's or obligations under this Agreement without GE Americom's prior written consent, which will not be unreasonably withheld.
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Article 9. Force Majeure
------------------------

     GE Americom shall not be liable to Customer for any failure of or delay in performance hereunder due to causes beyond its reasonable control. Customer shall not be liable to GE Americom for any damage of equipment or failure or delay in performance, other than the obligation to make timely payments under
Article 3, due to causes beyond its reasonable control. These causes include but are not limited to: acts of God; fire, flood or other natural catastrophes; the need to comply with any law or any rule, order, regulation or direction of the United States Government, or of any other government, including state and local governments having jurisdiction over either party, or of any department, agency, commission, bureau, court or other instrumentality thereof, or of any civil or military authority; national emergencies; insurrections; riots; acts of war; quarantine restrictions; embargoes or strikes, lockouts, work stoppages or other labor difficulties.

Article 10. Content of Transmitted Communications
-------------------------------------------------
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A. Customer agrees that it will not itself use the Service, and will not authorize or permit others, including without limitation its successors, subcontractors or transferees, (hereinafter "Designees") to use the Service to transmit unlawful programming of any nature. Customer and Customer's Designees will not transmit programming containing "sexually explicit conduct" as defined in 18 U.S.C. ss. 2256(2) unless the depiction or description of such conduct in a communication is integrally related to and advances the thematic content of the program and such content has serious literary, artistic, political or scientific value.

B. GE Americom may terminate, prevent or restrict any communications using the Service provided hereunder as a means of transmission if such actions (1) are undertaken at the request or by direction of a governmental agency (including the FCC) or (2) are taken subsequent to the institution against GE Americom, Customer. or Customer's Designees, any legal entity affiliated with any of them, or any of the directors, officers, agents or employees of the Parties, Customer's Designees or their affiliates, of criminal, civil or administrative proceedings or investigations based upon the content of such communications.
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C. GE Americom may terminate, prevent or restrict any programming using the
Service provided hereunder as a means of transmission if, in the judgment of GE Americom's counsel, (1) such actions are reasonably appropriate to avoid violation of applicable law; or (2) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the content of such communications will be instituted against GE Americom, any affiliated company, or any of the directors, officers, agents or employees of GE Americom or its affiliated companies; or (3) such communications will expose GE Americom to costs, expenses, liability, damages, fines or other penalties from which GE Americom is not adequately protected by arrangements for compensation, indemnity and insurance provided by Customer. Under the circumstances set forth in the preceding sentence, GE Americom shall provide two business days' advance notice to Customer that it intends to take action to terminate, prevent or restrict such communications, in which event Customer or Customer's Designees, as appropriate, may, during the period of notice, either (a) suspend, and agree to continue to suspend, use of the Service to transmit any communications which is the subject of the notice, and any communications of a similar nature, until such time as, in the opinion of GE Americom's counsel, the communications can be resumed without risk, in which event GE Americom will not terminate,
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prevent or restrict such communications so long as Customer and Customer's
Designees, as appropriate, remain in compliance with the terms of said agreement and this Article, or (b) obtain injunctive relief against actions by GE Americom to terminate, prevent or restrict such communications.

D. A decision by GE Americom at any time that action to terminate, prevent or restrict communications is or is not warranted shall not operate to, or be deemed to, limit or waive GE Americom's right to take or not take action at another time to terminate, prevent or restrict communications.

     E. In the event any criminal, civil or administrative proceeding or investigation is instituted against GE Americom, any affiliate thereof, or any of the directors, officers, agents or employees of GE Americom or its affiliates (the "Indemnified Parties"), based upon the content of any communications which is transmitted using the Service provided hereunder, Customer shall indemnify and save harmless the Indemnified Parties from all cost, expenses (including reasonable attorney fees and disbursements and expert witness fees), liabilities and damages of any nature, including without limitation, to the extent permitted by law, any fines or other penalties resulting from or arising out of such proceedings or
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investigations. GE Americom shall have the right, but not the obligation, to require Customer to conduct the defense of GE Americom in any such proceedings or investigations at the expense of Customer. If GE Americom elects to conduct its own defense, Customer shall nevertheless remain liable for all costs, expenses, liabilities and damages resulting from or arising out of such proceedings or investigations.

Article 11. Choice of Law
-------------------------

     This Agreement shall be construed and enforced in accordance with the substantive laws of the State of New Jersey, excluding its conflicts of law rules. The Parties hereby consent to and submit to the jurisdiction of the state and federal courts located in the State of New Jersey, and any action or suit under this Agreement may be brought by the Parties in any federal or state court established or sitting in New Jersey with appropriate jurisdiction over the subject matter. The Parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, inconvenience of forum, the lack of personal jurisdiction, or the sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with Article 10 hereof) in any such action or suit brought in the State of New Jersey.
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Article 12. Interruption Credits
--------------------------------

Customer shall receive a credit for such periods of time as described below during which the Service fails in any material respect to meet the performance specifications described in Attachment A. Interruptions to the Service which are not due to the negligence of the Customer will be credited to Customer at the proportionate part of the monthly service charge. For purposes of computing the credit, a month is considered to have 30 days. No credit will be allowed for an interruption caused by the negligence of Customer or by failure of services, facilities or equipment not furnished by GE Americom. The length of an interruption shall be measured from the time the interruption first occurs.

Credits will be computed as follows:

Interruptions of 24 hours or less

Length of Interruption                                  Credit

Less than 30 minutes                                    none

30 min up to but not including 3 hrs                    1/10 day

3 hrs. up to but not including 6 hrs                    1/5 day

6 hrs. up to but not including 9 hrs                    2/5 day

9 hrs. up to but not including 12 hrs                   3/5 day

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

12 hrs. up to but not including 15 hrs                  4/5 day

15 hrs. to 24 hrs                                       one day


Interruptions over 24 Hours

     Credit will be allowed in 1/5 day multiples for each 3 hour period of interruption or fraction thereof. No more than one day's credit will be allowed for any period of 24 hours or less.

Article 13. Proprietary Information
-----------------------------------

     To the extent that either Party discloses to the other any information which it considers proprietary, said Party shall identify such information as proprietary when disclosing it to the other Party by marking it clearly and conspicuously as proprietary information. Any proprietary disclosure to either Party, if made orally, shall be promptly confirmed in writing and identified as proprietary information, if the disclosing Party wishes to keep such information proprietary under this Agreement. Any proprietary information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement. Neither Party shall be liable for disclosure or use of such information marked as proprietary information as provided above which:
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     1. is or becomes lawfully available to the public from a source other than the receiving Party before or during the period of this Agreement;

     2. is released in writing by the disclosing Party without restrictions;

     3. is lawfully obtained by the receiving Party from a third party or parties without obligation of confidentiality;

     4. is lawfully known by the receiving Party prior to such disclosure; or

     5. is at any time lawfully developed by the receiving Party completely independently of any such disclosure from the disclosing Party.

Neither Party shall be liable for the inadvertent or accidental disclosure of such information marked as proprietary, if such disclosures occurs despite the exercising of the same degree of care as the receiving Party normally takes to preserve and safeguard its own proprietary information.

Article 14. Alternative Service
-------------------------------

     Customer agrees that in the event Customer determines to transfer its Global Shopping Network programming service (or any
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successor thereto) from GE Americom's C-4 satellite to another satellite,
Customer will so notify GE Americom in writing ("Customer's Notice"). Within thirty days of GE Americom's receipt of Customer's Notice, GE Americom will advise Customer in writing whether GE Americom can provide a transponder on a GE Americom satellite (the "Other Satellite") to accommodate Customer's requirements. If GE Americom advises Customer that GE Americom can accommodate such requirements, Customer and GE Americom shall execute an agreement for service on the Other Satellite upon terms and conditions substantially the same, other than price, as are specified in the C-4 Satellite Preemptible Transponder Service and Restoration Services Agreement, dated as of March 27, 1996, between Customer and GE Americom. In the event Customer and GE Americom cannot, within sixty days of the date of Customer's Notice, agree on a price for service on the Other Satellite, this Article 14 will become null and void. Further, GE Americom will notify Customer in writing within thirty days of GE Americom's receipt of Customer's Notice, whether the Uplink Service can be used in connection with the Other Satellite. If GE Americom notifies Customer that the Uplink Service can be so used, this Agreement shall be amended to specify such use in lieu of use of the Uplink Service to the C-4 satellite. All other terms and conditions of this Agreement will remain the same. If GE Americom
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notifies Customer that the Uplink Service cannot be so used (the "Negative
Notice"), Customer may, by written notice to GE Americom given within thirty days of Customer's receipt of the Negative Notice, terminate this Agreement, effective on the later of May 1, 1997, or sixty days after Customer's receipt of the Negative Notice.

Article 15. Entire Agreement
----------------------------

     This Agreement, including all attachments, represents the entire understanding and agreement between the parties with respect to the subject matter hereof, supersedes all prior negotiations and agreements between the parties concerning that subject matter, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both parties. Customer agrees that, unless GE Americom specifically so consents in writing, any purchase order or change order that Customer may issue for administrative purposes to cover this Agreement will not in any way add to, subtract from, or modify the terms and conditions stated herein and, if the terms of any such purchase order or change order are inconsistent with the text of this Agreement, the text of the agreement shall control.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective on the date first above written.



                                        GLOBAL SHOPPING NETWORK, INC.

                                        By: /s/ Rachamin Andatian
                                           ------------------------------------
                                           (Signature)

                                       Name:  Rachamin Andatian
                                            ------------------------------------
                                            (Typed or Printed Name)

                                       Title:  CEO
                                             -----------------------------------
                                       Date:   1/10/97
                                             ----------------------------------


                                        GE AMERICAN COMMUNICATIONS, INC.

                                        By: /s/ Andreas Geor[illegible]
                                           ------------------------------------
                                           (Signature)

                                        Name:   VP, Andreas Geor[illegible]
                                             -----------------------------------
                                             (Typed or Printed Name)

                                        Title:  VP
                                              ---------------------------------
                                        Date:   1/15/97
                                              ---------------------------------
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 _                                 ATTACHMENT A

 _                           PERFORMANCE SPECIFICATIONS
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                                  ATTACHMENT B

                               UPLINK REDUNDANCY
                               -----------------